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EXHIBIT 12(a).1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Turkcell Iletisim Hizmetleri A.S. (the "Company") on Form 20-F for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

        1.     The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2003	/s/ MUZAFFER AKPINAR
	Name:	Muzaffer Akpinar
	Title:	Chief Executive Officer
Date: June 30, 2003	/s/ EKREM TOKAY
	Name:	Ekrem Tokay
	Title:	Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        In accordance with the interim guidance for Section 906 certification issued by the United States Securities and Exchange Commission on March 21, 2003 in Release No. 33-8212, this certification will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Turkcell Iletisim Hizmetleri A.S. specifically incorporates it by reference.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002